Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our reports dated March 11, 2011 and April 6, 2010 relating to the financial statements which appear in Chesapeake Midstream Partners, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma March 11, 2011